Exhibit 99.1

UDI’S HEALTHY FOODS, LLC

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITORS’ REPORT

December 31, 2011

UDI’S HEALTHY FOODS, LLC

Independent Auditors’ Report

To the Members

Udi’s Healthy Foods, LLC

We have audited the accompanying balance sheet of Udi’s Healthy Foods, LLC, a Colorado limited liability company, as of December 31, 2011, and the related statements of operations, members’ capital and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Udi’s Healthy Foods, LLC at December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Katz, Sapper & Miller, LLP

Indianapolis, Indiana

February 6, 2012

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UDI’S HEALTHY FOODS, LLC

BALANCE SHEETS

ASSETS

	Audited	Unaudited
	December 31,	June 30,
	2011	2012
CURRENT ASSETS
Accounts receivable – trade, net of allowance
of $58,300	$4,859,505	$7,025,983
Inventories	3,971,008	5,965,137
Prepaid expenses and other	1,136,496	2,186,543
Total Current Assets	9,967,009	15,177,663

PROPERTY AND EQUIPMENT, net	8,893,729	12,217,273

OTHER ASSETS
Intangible assets	7,790,610	7,790,610
Other	56,050	61,141
Total Other Assets	7,846,660	7,851,751

TOTAL ASSETS	$26,707,398	$35,246,687

LIABILITIES AND MEMBERS’ CAPITAL

CURRENT LIABILITIES
Bank overdraft	$1,276,286	$703,796
Notes payable – bank	6,025,952	10,373,750
Accounts payable	3,711,331	4,010,770
Accrued expenses	3,727,666	6,212,772
Related party payables	102,683	5,584,950
Current portion of capital lease obligation	10,863	-
Total Current Liabilities	14,854,781	26,886,038

MEMBERS’ CAPITAL	11,852,617	8,360,649

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$26,707,398	$35,246,687

See accompanying notes.

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UDI’S HEALTHY FOODS, LLC

STATEMENTS OF OPERATIONS

	Audited	Unaudited	Unaudited
	Year Ended	Six-month	Six-month
	December 31,	Period Ended	Period Ended
	2011	June 30, 2012	June 30, 2011

NET SALES	$51,281,218	$39,414,927	$22,340,793

COST OF GOODS SOLD	32,246,259	23,402,509	14,725,216

Gross Profit	19,034,959	16,012,418	7,615,577

OPERATING EXPENSES
Selling	12,347,541	8,082,144	5,362,751
General and administrative	4,134,019	2,737,180	2,132,571
Total Operating Expenses	16,481,560	10,819,324	7,495,322

Income (Loss) from Operations	2,553,399	5,193,094	120,255

OTHER EXPENSES
Interest expense	82,632	90,110	18,950
Transaction expenses	-	8,594,952	-
Total Other Expenses	82,632	8,685,062	18,950

NET INCOME (LOSS)	$2,470,767	$(3,491,968)	$101,305

See accompanying notes.

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UDI’S HEALTHY FOODS, LLC

STATEMENTS OF MEMBERS’ CAPITAL

	Audited	Unaudited	Unaudited
	Year Ended	Six-month	Six-month
	December 31,	Period Ended	Period Ended
	2011	June 30, 2012	June 30, 2011

MEMBERS CAPITAL AT BEGINNING OF PERIOD	$9,997,066	$11,852,617	$9,997,066

Net income (loss)	2,470,767	(3,491,968)	101,305

Distributions to members	(615,216)	-	(410,154)

MEMBERS’ CAPITAL AT END OF PERIOD	$11,852,617	$8,360,649	$9,688,217

See accompanying notes.

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UDI’S HEALTHY FOODS, LLC

STATEMENTS OF CASH FLOWS

	Audited	Unaudited	Unaudited
	Year Ended	Six-month	Six-month
	December 31,	Period Ended	Period Ended
	2011	June 30, 2012	June 30, 2011
OPERATING ACTIVITIES
Net income (loss)	$2,470,767	$(3,491,968)	$101,305
Adjustments to reconcile net income (loss) to net cash
provided (used) by operating activities:
Depreciation of property and equipment	815,556	696,381	307,971
Loss on sale of equipment	-	4,998	-
(Increase) decrease in certain current assets:
Accounts receivable – trade	(1,991,736)	(2,166,478)	(1,543,938)
Inventories	(2,619,171)	(1,994,129)	(464,205)
Prepaid expenses and other	(660,564)	(1,055,138)	185,522
Increase in certain current liabilities
Accounts payable	1,034,705	299,439	1,710,475
Accrued expenses	1,849,414	2,485,106	490,532
Net Cash Provided (Used) by Operating Activities	898,971	(5,221,789)	787,662

INVESTING ACTIVITIES
Purchases of property and equipment	(6,762,886)	(4,024,923)	(2,763,131)
Net Cash Provided by Investing Activities	(6,762,886)	(4,024,923)	(2,763,131)

FINANCING ACTIVITIES
Net increase (decrease) in bank overdraft	703,098	(572,490)	(400,566)
Distributions paid to members	(615,216)	-	(410,154)
Net (payments) of note payable to related party	(40,478)	-	(40,478)
Net increase (decrease) in related party payables	(25,231)	5,482,267	(5,014)
Net proceeds (payments) on notes payable – bank	5,855,355	4,347,798	2,838,487
Principal payments on capital lease obligations	(13,613)	(10,863)	(6,806)
Net Cash Provided by Financing Activities	5,863,915	9,246,712	1,975,469

NET CHANGE IN CASH	-	-	-

CASH
Beginning of Period	-	-	-

End of Period	$-	$-	$-

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$82,632	$90,110	$18,950

See accompanying notes.

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UDI’S HEALTHY FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Udi’s Healthy Foods, LLC (the Company), a Colorado limited liability company, manufactures, distributes and sells granola and gluten-free baked goods throughout the United States. The Company was organized on February 22, 2010. On April 9, 2010, Hubson Acquisition, LLC (Hubson) obtained control of the Company, which resulted in this change in control being accounted for by the acquisition method of accounting.

Effective July 2, 2012, Smart Balance, Inc. acquired 100% of the outstanding member units of the Company (the Transaction). The purchase price was approximately $126,325,000, which reflects the initial purchase price of $125 million and an estimated purchase price adjustment of approximately $1,325,000.

The accompanying financial statements and notes include the audited balance sheet as of December 31, 2011, and the related audited statements of operations, members' capital and cash flows for the year then ended, as well as the unaudited balance sheet as of June 30, 2012, and the unaudited statements of operations, members' capital and cash flows for the six-month periods ended June 30, 2012 and June 30, 2011. Prior to the consummation of the Transaction, the Company incurred certain compensation, legal and related costs of approximately $8,595,000, which are recorded as transaction expenses in the statement of operations for the six-month period ended June 30, 2012. The Transaction will be accounted for by the acquisition method of accounting.

Estimates: Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Financial Instruments:  Financial instruments include accounts receivable, accounts payable and bank notes payable.  The carrying value of these instruments approximates their fair value.

Accounts Receivable and Credit Policies: The Company extends credit to its customers throughout the United States. Accounts receivable are uncollateralized customer obligations due generally under normal payment terms within 30 days from the invoice date. Periodically, the Company provides for extended payment terms of 60 to 90 days. The Company does not normally charge interest or late fees on past due accounts. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Accounts receivable are stated net of allowances for doubtful accounts, reserves for advertising and promotions, discounts and other miscellaneous sales deductions. Management estimates the portion, if any, of the accounts receivable that will not be collected and records an allowance for doubtful accounts to reduce total accounts receivable to their net realizable value.

Inventories consist of both raw materials and finished goods and are valued at the lower of cost, determined using the first-in, first-out (FIFO) method, or market.

Property and Equipment acquired in a business combination are recorded at their acquisition cost, as allocated according to the assets’ fair values on that date. Property and equipment acquired after the business combination are recorded at invoice cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Amortization of assets held under capital leases is included in depreciation expense.

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NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets consist of $7,790,610 of gluten-free recipes acquired in the acquisition of the Company’s business. Recipes are not being amortized as management has determined they have indefinite lives, but are subject to impairment tests annually or whenever an event or circumstances indicate the carrying amount, may be impaired. Management evaluated these indefinite lived intangible assets during the fourth quarter of 2011, and determined that the carrying value of the recipes did not exceed the implied fair value at December 31, 2011. To conduct its annual test for impairment of indefinite lived intangible assets, the Company utilized the income approach. To date, there has been no impairment of the Company's recipes.

Long-lived Assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying value of the long-lived assets have been required.

Revenue Recognition: Revenue from the sale of the Company’s products is recognized as products are shipped to customers.

Customer Rebates, and other similar volume-based marketing programs, are included as a reduction of net sales, in accordance with the provisions of FASB ASC 605, Revenue Recognition, and totaled $4,176,153 during the year ended December 31, 2011, $2,928,010 for the six-month period ended June 30, 2012 and $2,034,809 for the six-month period ended June 30, 2011.

Shipping and Handling Costs are deducted from sales and totaled $2,887,006 during the year ended December 31, 2011, $2,211,554 for the six-month period ended June 30, 2012 and $1,302,697 for the six-month period ended June 30, 2011.

Advertising and Marketing Costs are expensed as incurred and totaled $6,653,200 during the year ended December 31, 2011, $4,310,184 for the six-month period ended June 30, 2012 and $2,890,523 for the six-month period ended June 30, 2011.

Research and Development Costs are charged to expense as incurred and totaled $194,474 during the year ended December 31, 2011, $43,635 for the six-month period ended June 30, 2012 and $92,887 for the six-month period ended June 30, 2011.

Income Taxes: The Company is a Colorado limited liability company which has elected to report as a partnership for income tax purposes. As a limited liability company, the Company’s taxable income or loss is allocated to its members. Therefore, no provision or liability for income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its members.

The Company files tax returns in the U.S. federal jurisdiction and various states.  The Company filed its initial federal and state income tax returns for the period ended December 31, 2010; therefore, all of the Company’s income tax returns are still subject to examination by the tax authorities.

Subsequent Events: The Company has evaluated the financial statements as of December 31, 2011 for subsequent events occurring through February 6, 2012, the date the financial statements as of and for the year ended December 31, 2011 were available to be issued.

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NOTE 2 - INVENTORIES

Inventories consisted of the following:

	Audited	Unaudited
	December 31,	June 30,
	2011	2012

Raw materials	$2,712,547	$3,926,681
Finished goods	1,419,799	2,238,621
	4,132,346	6,165,302
Inventory reserves	(161,338)	(200,165)
	$3,971,008	$5,965,137

The Company periodically enters into certain supply contracts to purchase agreed-upon quantities of ingredients at fixed prices. At June 30, 2012 and December 31, 2011, the Company had outstanding commitments to purchase approximately 3,121,000 and 2,400,000 pounds of raw materials for approximately $6,158,000 and $2,800,000, respectively. The agreements expire at various dates through December 2012. The Company has historically not incurred any losses in connection with these contracts and does not expect to incur losses from these contracts in 2012.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Audited	Unaudited
	December 31,	June 30,
	2011	2012

Machinery and equipment	$6,151,947	$9,654,658
Construction in process	1,889,049	1,625,820
Leasehold improvements	1,616,277	2,557,578
Computer equipment	272,190	338,309
	9,929,463	14,176,365
Less: Accumulated depreciation and amortization	(1,035,734)	(1,959,092
	$8,893,729	$12,217,273

The Company expects to incur approximately $460,000 to complete its construction projects at June 30, 2012. The projects are expected to be complete in September 2012.

NOTE 4 - DEBT AND CREDIT ARRANGEMENTS

The Company has a $7,500,000, as amended in February 2012, revolving line of credit for short-term bank borrowings through July 31, 2012. Borrowings under the line are collateralized by substantially all of the Company’s assets. Interest on borrowings varies with the Bank’s prime lending rate less .75% (2.50% at June 30, 2012 and December 31, 2011) and is payable monthly. Borrowings outstanding on the line of the credit were $5,192,287 and $2,647,690 at June 30, 2012 and December 31, 2011, respectively. The line of credit agreement includes certain covenants and restrictions’ relating to the Company’s funded debt ratio and debt service coverage ratio.

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NOTE 4 - DEBT AND CREDIT ARRANGEMENTS (CONTINUED)

The Company’s bank credit agreement also allows for borrowings under three equipment lines of credit of up to $3,250,000, $1,250,000, and $1,000,000, with interest payable monthly and computed at the Bank’s prime lending rate less .75% (2.50% at June 30, 2012 and December 31, 2011). Borrowings outstanding on the equipment lines of credit were $3,139,796, $1,101,191, and $940,476, respectively, at June 30, 2012 and $1,202,667, $1,175,595 and $1,000,000, respectively, at December 31, 2011. All of the equipment lines are subject to renewal on July 31, 2012. The related notes require monthly principal payments of $80,952, plus interest, through their maturity date. Effective May 2, 2012, the Company's bank credit agreement also allows for borrowings under another equipment line of credit of up to $2,500,000, with interest payable monthly and computed at the Bank's prime lending rate less .75% (2.50% at June 30, 2012). There were no borrowings outstanding on this equipment line of credit at June 30, 2012.

The revolving line of credit and equipment lines of credit were paid off on July 2, 2012 pursuant to the Transaction.

The Company leases certain equipment pursuant to a capital lease obligation payable in monthly installments of $1,134, including interest imputed at 10%. The lease obligation is secured by the respective equipment recorded at a cost of $52,865, with accumulated amortization of $37,259 at December 31, 2011. The outstanding balance on the capital lease obligation was $10,863 at December 31, 2011. The capital lease obligation was paid off in June 2012.

NOTE 5 - RENT COMMITMENTS

The Company leases its operating and office facilities under long-term noncancellable operating leases expiring on various dates through September 2020. The minimum future rental payments required under long-term noncancellable operating leases as of December 31, 2011, were as follows:

Payable In	Rental Payments

2012	$450,393
2013	442,567
2014	302,027
2015	309,973
2016	219,869
Thereafter	705,828
$2,430,657

Total rent expense relating to all operating leases was $393,659 during the year ended December 31, 2011, $268,009 for the six-month period ended June 30, 2012 and $162,808 for the six-month period ended June 30, 2011.

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NOTE 6 - RELATED PARTY TRANSACTIONS AND COMMITMENTS

The Company is engaged in various transactions with parties related through common ownership. Related party obligations and receivables included the following:

	Audited	Unaudited
	December 31,	June 30,
	2011	2012

Payables to related party	$102,683	$5,584,950

Accounts receivable from minority member	67,791	125,513

The payables to related party are primarily the result of expenses related to the Transaction. These payables were paid off on July 2, 2012, pursuant to the Transaction.

Related party expenses included the following:

		Unaudited	Unaudited
	Audited	Six-month	Six-month
	Year Ended	Period Ended	Period Ended
	December 31,	June 30,	June 30,
	2011	2012	2011

Administrative fees	$957,529	$1,031,433	$609,282
Interest expense on subordinated note payable	425		425
Sales to minority member	466,919	228,996	243,124

Hubson, the Company’s majority member, provides certain executive personnel to help manage and operate the Company. The related wages and travel expenses are reimbursed by the Company, and are included in administrative fees. The Company periodically sells inventory to a minority member, and had accounts receivable from the member of $125,513 and $67,791 at June 30, 2012 and December 31, 2011, respectively. The Company had a promissory note payable to Hubson which was paid off during 2011.

NOTE 7 - CONCENTRATIONS

Sales to two major customers (defined as a customer who provided in excess of 10% of total sales) approximated 52% of the Company’s total sales for the year ended December 31, 2011. Sales to two major customers approximated 47% and 54% of the Company's total sales for the six-month periods ended June 30, 2012 and June 30, 2011, respectively.

Accounts receivable from two customers represented 34% of the Company's total accounts receivables at June 30, 2012. Accounts receivable from three customers represented 52% of the Company’s total accounts receivables at December 31, 2011.

The Company purchased approximately 49% of its products from three major suppliers during the year ended December 31, 2011. The Company purchased approximately 25% of its products from one major supplier for the six-month period ended June 30, 2011.

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